Exhibit 32.1

Statement Furnished Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

            The undersigned are the Chief Executive Officer and Chief Financial Officer of Home Solutions of America, Inc. (the "Company").  This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2005 (the "10-QSB Report").

The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: August 15, 2005                                       /s/ FRANK J. FRADELLA
                                                                         Frank J. Fradella
                                                                         Chief Executive Officer

Date: August 15, 2005                                       /s/ RICK J. O'BRIEN
                                                                         Rick J. O'Brien
                                                                         Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Home Solutions of America, Inc. and will be retained by Home Solutions of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.